Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 12, 2014 among CannLabs, Inc., a Nevada corporation (the “Company”), and the purchasers identified on the signature pages hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Series A Designation (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1 on the Closing Date.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Shares and Warrants have been satisfied or waived.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.14 (b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.14(b).

“Purchase Price” has the meaning ascribed to such term in Section 2.1.

“Registration Rights Agreement” means the Registration Rights Agreement, in the form attached hereto as Exhibit B, pursuant to which the Company shall register for resale the Underlying Shares under the Securities Act, upon the terms and subject to the conditions set forth therein.

“Registration Statement” means a valid, current and effective registration statement registering for resale the Underlying Shares, and except where the context otherwise requires, means the registration statement, as amended, including (i) all documents filed as a part thereof, and (ii) any information contained in a prospectus filed with the Commission in connection with such registration statement, to the extent such information is deemed under the Securities Act to be part of the registration statement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, one hundred and ten percent (110%) of the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all shares of Series A Convertible Preferred Stock and the Warrants, ignoring any conversion or exercise limits set forth therein.

“Reverse Merger” means the execution of the certain Agreement of Merger and Plan of Reorganization by and among Carbon Bond Holdings, Inc., a privately-held company incorporated under the laws of State of Colorado (“Carbon Bond”), the Company and the Company’s wholly-owned subsidiary CLB Acquisition Corp.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Series A Convertible Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock of the Company and such designations, preferences and limitations as are set forth in the Series A Designations.

“Series A Designation” means the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed with the State of Nevada on June 12, 2014, in the form attached hereto as Exhibit A.

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“Shares” has the meaning ascribed to such term in Section 2.1.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the NYSE Amex, the New York Stock Exchange, the Nasdaq National Market, the OTC Bulletin Board, or “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices).

“Transaction Documents” means this Agreement, the Series A Designation, the Warrant, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Series A Convertible Preferred Stock and the Warrant Shares.

“Warrants” has the meaning ascribed to such term in Section 2.1.

 “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II
PURCHASE AND SALE; SHARE EXCHANGE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Purchasers agree to purchase, and the Company agrees to sell (i) Five Hundred Thousand (500,000) shares of Series A Convertible Preferred Stock, each share having a Stated Value of $1.00 (the “Shares”), and (ii) Warrants to purchase an aggregate of Twenty Million (20,000,000) shares of  Common Stock (the “Warrants”) for an aggregate purchase price of Five Hundred Thousand ($500,000) (the “Purchase Price”).  On the Closing Date, subject to the terms of this Agreement, Purchasers shall cause the Purchase Price to be delivered to the Company via wire transfer or a certified check in immediately available funds and the Company shall deliver to the Purchasers the Shares, the Warrants and the other items set forth in Section 2.2 issuable on the Closing Date.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Fox Rothschild LLP, 997 Lenox Drive, Lawrenceville, NJ 08648, or such other location as the parties shall mutually agree.

2.2           Deliveries.

(a)           On the Closing Date, the Company shall deliver or cause to be delivered to the Purchasers the following:

(i)            this Agreement duly executed by the Company;

(ii)           the Registration Rights Agreement duly executed by the Company;

(iii)          certificate(s) evidencing the Shares;

(iv)          the Warrants;

(v)           any required consents or waivers;

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(vi)          an officer’s certificate and secretary’s certificate in form and substance reasonably acceptable to the Purchasers; and

(vii)         a fully executed copy of the Agreement of Merger and Plan of Reorganization by and among Carbon Bond Holdings, Inc., a privately-held company incorporated under the laws of State of Colorado, the Company and the Company’s wholly-owned subsidiary CLB Acquisition Corp.

(b)           On or prior to the Closing Date, the Purchasers shall deliver or cause to be delivered to the Company the following:

(i)            this Agreement duly executed by such Purchasers; and

(ii)           the Registration Rights Agreement duly executed by the Purchasers.

2.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)           all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement and

(iv)          the Reverse Merger has been consummated contemporaneously on the Closing Date.

(b)           The obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv)          there shall have been no Material Adverse Effect with respect to the Company since the date of the balance sheet (the “Balance Sheet”) included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014 (the “Form 10-Q”); and

(v)           the Reverse Merger has been consummated contemporaneously on the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to Purchasers.

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(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no Subsidiaries, then all other references in the Transaction Documents to the Subsidiaries or any of them will be disregarded.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each of the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such corporate power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission, the filing of the Series A Designation with the Secretary of State of Nevada, the filing of the Registration Statement and such filings as are required to be made under applicable state securities laws  (the “Required Approvals”).

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(f)            Issuance of the Securities.  The Securities, when issued and paid for in accordance with the applicable Transaction Documents, will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           Financial Statements.  The financial statements of the Company included in the Company’s filings with the Commission comply in all material respects with the applicable accounting requirements and the rules and regulations of the Commission.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)            Material Changes.  Since the date of the latest financial statements included within the Form 10-Q (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not materially altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or stock grant plans.

(j)            Litigation.  Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the best of the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

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(k)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  To the knowledge of the Company, the Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            Compliance.  Neither the Company nor any Subsidiary (i) is in material default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) to the knowledge of the Company, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violate or infringe upon the rights of any Person unless such notice has been resolved without a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expecting to have a Material Adverse Effect.

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(p)           Insurance.   Except as set forth on Schedule 3.1(p), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth on Schedule 3.1(q), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or a Subsidiary and (iii) for other employee benefits, including stock option or stock grant agreements under any stock plans of the Company.

(r)            No Disagreements with Auditors and Lawyers.  To the knowledge of the Company, there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the auditors and lawyers formerly or presently employed by the Company.

(s)           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)            Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)           Registration Rights.  Other than the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)          Disclosure.  All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that Purchasers have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(x)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

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(y)           Solvency.  Based on the financial condition of the Company as of each of the Closing Dates: (i) the fair saleable market value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid, in each case of clauses (i) through (iii) above.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the each of the Closing Dates.

(z)            Indebtedness. Schedule 3.1(z) sets forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business) in excess of $25,000, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa)          Tax Status. The Company has timely filed all tax returns, reports, declarations, statements, and other information required by law to be filed with or supplied to any taxing authority with respect to the Taxes (as defined below) owed by the Company (the “Tax Returns”).  All Taxes due and payable on or before the Closing have been paid or will be paid prior to the time they become delinquent.  All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental entity.  The Company has not been advised (a) that any of the Tax Returns have been or are being examined or audited as of the date hereof, (b) that any such examination or audit is currently threatened or contemplated, or (c) of any deficiency in assessment or proposed judgment to its Taxes.  The Company has no knowledge of any liability for any Taxes to be imposed upon its properties or assets as of the date of this Agreement that are not adequately provided for on the Balance Sheet.  The Company has delivered or made available to the Purchaser true and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed by, assessed against or agreed to by the Company in the past three years.  The Company has never been a member of a consolidated or affiliated group of corporations filing a consolidated or combined income Tax Return, nor does the Company have any liability for Taxes of any other person or entity.  The Company is not a party to any tax allocation or sharing arrangement or tax indemnity agreement.  For purposes of this Agreement, the term “Taxes” shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, and franchise taxes imposed by the United States of America or any other governmental entity, and any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(bb)         No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

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(cc)         Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of an arm’s length purchasers with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that Purchasers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchasers or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to Purchasers that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(dd)         Acknowledgement Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company (i) that Purchaser has not been asked to agree, nor has Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that Purchaser, and counter-parties in “derivative” transactions to which Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a)  Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ee)         Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) except in private transactions not involving a market maker, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company  or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(ff)          Registration Statements and Prospectuses.

 (i)           The Company will file and cause to become effective and remain effective such Registration Statements covering the public resale by the Purchaser of all Regsitrable Securities (as defined in the Registration Rights Agreement) issued pursuant to the Transaction Documents in accordance with the terms of the Registration Rights Agreement. Each such Registration Statement, on the date it is filed with the Commission and on the date it becomes effective, and, as amended or supplemented, at the time of any issuance or sale of any Registrable Securities in accordance with the Registration Rights Agreement and the plan of distribution set forth in the Registration Statement, will comply as to form, in all material respects, with the requirements of the Securities Act.

 (ii)          Each such Registration Statement, as of its effective date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to any Purchaser furnished to the Company in writing by or on behalf of such Purchaser expressly for use therein, which to the Company’s knowledge are not false or misleading.

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(iii)          Each prospectus, on the date it is filed with the Commission and as of its date, and, at the time of any issuance or sale of any Underlying Shares in accordance with the Registration Rights Agreement and the plan of distribution set forth in the Registration Statement, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Underlying Shares covered thereby, will comply as to form, in all material respects, with the requirements of the Securities Act.

(iv)          Each prospectus and any amendment or supplement thereto, as of its date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from such Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Purchaser furnished to the Company in writing by or on behalf of such Purchaser expressly for use therein, which to the Company’s knowledge are not false or misleading.

(v)           Each Registration Statement, as of its effective date, will meet the requirements of subsections (a)(1)(i) of Rule 415 under the Securities Act.

3.2         Representations and Warranties of the Purchasers.  Each Purchaser hereby represents and warrants as of the date hereof and as of each of the Closings Date to the Company as follows:

(a)           Organization; Authority.  Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser.  Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any Series A Convertible Preferred Stock it will be either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A (a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

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(e)           General Solicitation.  Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)            Short Sales and Confidentiality Prior To The Date Hereof.  Other than the transaction contemplated hereunder, Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)           Risk Factors.  Purchaser hereby agrees and acknowledges that it has been informed of the following: (i) there are factors relating to the subsequent transfer of any Securities acquired hereunder that could make the resale of such Securities difficult; and (ii) there is no guarantee that Purchaser will realize any gain from the purchase of the Securities.  The purchase of the Securities involves a high degree of risk and is subject to many uncertainties.  These risks and uncertainties may adversely affect the Company’s business, operating results and financial condition.  In such an event, the trading price for the Common Stock could decline substantially and Purchaser could lose all or part of its investment.

(h)           Due Diligence.  Purchaser hereby agrees and acknowledges that Purchaser has had an opportunity to meet with representatives of the Company and to ask questions and receive answers to Purchaser’s satisfaction regarding the Company’s proposed business and the Company’s financial condition in order to assist Purchaser in evaluating the merits and risks of purchasing the Securities.  All material documents and information pertaining to the Company and the purchase of Securities hereunder that have been requested by Purchaser have been made available to Purchaser.

(i)            Certain Fees.  Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of  such Purchaser or in connection with a pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

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(b)           Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)           The Company acknowledges and agrees that each Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company, provided, however, the Company may require such Purchaser to provide to the Company an opinion of counsel selected by such Purchaser and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company to the effect that such transfer or pledge does not require registration of such transferred or pledged Securities under the Securities Act.  At such Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(d)           Removal of Legends.  Certificates or other instruments evidencing Securities shall not be required to contain the legend set forth in Section 4.1(b) above or any other legend (i) following the sale of any Securities pursuant to the plan of distribution of a registration statement (including with respect to Underlying Shares) covering the resale of such Securities while such registration statement is effective under the Act, (ii) following any sale of such Securities pursuant to Rule 144 or Rule 144A promulgated under the Act, (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 or Rule 144A promulgated under the Securities Act without any limitation or the need to be in compliance with Rule 144(c)(1), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144 or Rule 144A promulgated under the Act), provided that such Purchaser provides the Company with an opinion of counsel to such Purchaser, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission).  If a legend is not required pursuant to the foregoing, the Company shall no later than two Trading Days following the delivery by such Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from Purchaser as may be required above in this Section 4.1(d), as directed by such Purchaser, either: (A) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Common Stock, credit a number of shares of Common Stock equal to the number of Common Stock represented by the certificate so delivered by such Purchaser to such Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Purchaser or its designee (the date by which such credit is so required to be made to the balance account of Purchaser’s or Purchaser’s nominee with DTC or such certificate is required to be delivered to Investor pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

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(e)           Failure to Timely Deliver; Buy-In.  If the Company fails to properly deliver unlegended certificates or so properly credit the balance account of such Purchaser’s or such Purchaser’s nominee with DTC by the Required Delivery Date, and if on or after the Required Delivery Date Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such Purchaser, the Company shall, within three Trading Days after such Purchaser’s request and in such Purchaser’s sole discretion, either (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Purchaser’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates or credit such Purchaser’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares that the Company was required to deliver to such Purchaser by the Required Delivery Date times (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Required Delivery Date.

4.2           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

4.4           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.5           Use of Proceeds.  Except as set forth on Schedule 4.5 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices, including attorney’s and professional fees), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.6           Reimbursement.  If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any other stockholder), solely as a result of such Purchaser’s acquisition of the Securities from the Company under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of such Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, such Purchaser and any such Affiliate and any such Person.  The Company also agrees that neither such Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

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4.7          Indemnification of Purchasers.  Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls each Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against each Purchaser, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, solely as a result of such Purchaser’s acquisition of the Securities pursuant to this Agreement (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by a Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one (1) such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents, except if such claim arises primarily from a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance.

4.8          Reservation and Listing of Securities.

(a)          The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)          If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the ninetieth (90th) day after such date.

4.9          Participation in Future Financing.

(a)          From the date hereof until the date that is the one (1) year anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), Purchasers shall have the pro-rata right to participate in the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

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(b)          At least ten (10) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to Purchasers a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask each Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

(c)           If a Purchaser desires to participate in such Subsequent Financing, such Purchaser must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 10th Trading Day after such Purchaser has received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no notice from a Purchaser as of such tenth (10th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)           If by 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after the Purchaser has received the Pre-Notice, notifications by Purchaser of its willingness to participate in the Subsequent Financing (or to cause its designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

4.10         Variable Rate Transactions.  From the date hereof until the twelve (12) month anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction,”  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations in the public secondary market for the shares  of Common Stock at any time after the initial issuance of such debt or equity securities, or  (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

4.11         Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.12         Short Sales and Confidentiality After The Date Hereof.  Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced.  Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, Purchaser do not make any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced.

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4.13         Securities Laws Disclosure Publicity.  The Company shall, within 4 Business Days of the Closing Date, file a Current Report on Form 8-K with the Commission.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement and (ii) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.14         Furnishing of Information; Public Information.

(a) Until the Purchasers do not own any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

(b) At any time during the period commencing from the six month anniversary of the date hereof and ending on the earlier of (i) at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 and (ii) two years from the date hereof, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1%) of the aggregate Purchase Price of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchaser to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the fifth (5th) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.15         Corporate Governance Matters.

(a) As soon as reasonably practicable, the Company shall increase the size of its Board of Directors and appoint such number of additional directors such that the Board of Directors is comprised of a majority of independent members as determined under applicable NASDAQ rules.

(b) As soon as reasonably practicable, the Company shall establish an audit committee and a compensation committee that each meet applicable NASDAQ standards.

(c) All transaction with related persons required to be disclosed under Item 404 of Regulation S-K under the Exchange Act shall be approved by the Company’s independent directors.

17

(d) As soon as reasonably practicable, the Company shall establish an insider trading policy applicable to all officers, directors, employees and consultants of the Company.

ARTICLE V
MISCELLANEOUS

5.1           Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.2           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers then holding a majority of the Underlying Shares or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger).  Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser”.

5.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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5.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9           Survival.  The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable for a period of two (2) years from the date of this Agreement.

5.10         Execution.  This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13         Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Remainder of Page Intentionally Left Blank)
 (Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CANNLABS, INC.		Address for Notice:
3888 E Mexico Ave
Denver, CO 80210

By:	/s/ Steve Kilts
Name: Steve Kilts
Title: President and Chief Operating Officer

With a copy to (which shall not constitute notice):

(Remainder of Page Intentionally Left Blank)
(Signature Page For Purchaser Follows)

20

[PURCHASER SIGNATURE PAGES TO SECURITIES
PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
Name of Purchaser:	SB Dallas Investments I, LP

Signature of Authorized Signatory of Purchaser:	/s/ Steven Solomon
Name of Authorized Signatory:	Steven B. Solomon
Title of Authorized Signatory:	Managing Member
Email Address of Purchaser:
Facsimile Number of Purchaser:
Jurisdiction of Organization of Purchaser:
Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Purchase Price	$500,000
Shares	500,000

21

DISCLOSURE SCHEDULE

to that certain

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 12, 2014

BY AND AMONG

CANNLABS, INC.

AND

SB DALLAS INVESTMENTS I, LP

22

DISCLOSURE SCHEDULE

This Disclosure Schedule (this “Disclosure Schedule”) is delivered in connection with that certain Note Purchase Agreement (this “Agreement”), dated as of June __, 2014 (the “Effective Date”), by and among CannLabs, Inc., a Nevada corporation (“Company”) and ________________.  Capitalized terms used but not otherwise defined in this Disclosure Schedule shall have the meanings ascribed thereto in the Agreement.

This Disclosure Schedule comprises an integral part of the Agreement, is incorporated into the Agreement by reference therein and is not intended to be an independent document.  This Disclosure Schedule has been arranged in accordance with the Sections and Subsections set forth in Article III of the Agreement, shall solely relate to the representations and warranties made in such Sections and Subsections and shall not be construed to broaden in any way the scope or effect of any such representations and warranties.  This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Agreement, and nothing herein is intended to constitute, and shall not be construed as constituting, representations and warranties of Company.

For purposes of this Disclosure Schedule, all information disclosed herein shall be deemed to be disclosed in response to every representation or warranty in the Agreement in respect of which such disclosure is reasonably apparent from the face of such disclosure, whether or not repeated or cross-referenced under any Section or Subsection where such disclosure might otherwise be deemed responsive.

Disclosure of any information in this Disclosure Schedule shall not constitute an admission that such information is material and/or is required to be so disclosed.  The information contained in this Disclosure Schedule is disclosed solely for the purposes of the Agreement and shall not be deemed to be an admission by the Seller to any third party of any matter whatsoever, including without limitation, any violation of Law or breach of any agreement.

The captions which are set forth on each schedule of this Disclosure Schedule are included for purposes of convenience only and are not to be construed and/or interpreted as a part of the responses to, or a qualification of, the representations and warranties contained in the Agreement.

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Schedule 3.1(a)

Subsidiaries

1.	Carbon Bond Holdings, Inc.

24

Schedule 3.1(g)

Capitalization

Genifer Murray	23,938,200
Steve Kilts	23,938,200
Richard Yost	3,855,600
Gregory Drumm	2,268,000

Former Stockholders of SpeedSport Branding	6,225,000
Restricted Stock Grants
Genifer Murray	1,200,000
Steve Kilts	1,200,000
Scott McPherson	300,000
Michael Wempe	150,000
Robert Farrell	120,000
Joe White	100,000
Heather Despres	100,000
Jacinta Wiens	100,000
Donn Bergeman	100,000
Jill Lamoureaux	100,000
Chris Peck	75,000

Joe Allbaugh	250,000
Mark Mirken	250,000
Ken Johnsen	250,000
Mark Rogers	300,000

Jon Merriman	50,000
Carl Banzhof	50,000

Merriman Holdings, Inc.	100,000
MZG	500,000

Convertible Series A Preferred Stock	30,048,077
Warrants	20,000,000

Incentive Stock Plan	4,000,000

119,568,077

25

Schedule 3.1(j)

Litigation

1.	Susan Harriman

26

Schedule 3.1(p)

Insurance

1.	Lloyd’s London

27

Schedule 3.1(q)

Transactions With Affiliates and Employees

1.	Loan from Steve Kilts to Company having a principal amount of $100,000
2.	Administrative Services Agreement with Cannlabs, Inc., a Colorado corporation
3.	Technology License Agreement with Cannlabs, Inc., a Colorado corporation
4.	Trademark License Agreement with Cannlabs, Inc., a Colorado corporation
5.	Software License Agreement with Cannlabs, Inc., a Colorado corporation

28

Schedule 3.1(z)

Indebtedness

1.	Loan from Steve Kilts to Company having a principal amount of $100,000

29

EXHIBIT A

SERIES A DESIGNATION

30

CANNLABS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
8% SERIES A CONVERTIBLE PREFERRED STOCK

TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK

1.            Designation, Amount, Original Issue Price and Par Value.  This series of Preferred Stock shall be designated as the Corporation’s Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) and the number of shares so designated shall be 500,000 (which shall not be subject to increase without the consent of a majority of the holders of the Series A Preferred Stock.  Each shares of Series A Preferred Stock shall have an original issue price of $1.00 per share. Each share of Series A Preferred Stock shall have a par value of $0.001 per share.

2.            Ranking.

2.1           Senior Preferred.  The Series A Preferred Stock shall rank senior to the Corporation’s Common Stock, any other shares of Preferred Stock the Corporation may issue in the future with respect to the right to receive dividends, distributions or proceeds in a liquidation, dissolution or winding up of the Corporation.  In the event of a liquidation, dissolution or winding up of the Corporation subject to Section 3 hereof, and the assets of the Corporation are insufficient to satisfy the Corporation’s obligations of the holders of the Series A Preferred Stock, all payments shall be made to the holders of the Series A Preferred Stock on a pro rata basis.

2.2           Junior Preferred.  The Corporation is authorized to issue other series of preferred stock that rank junior to the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, winding-up or dissolution (the “Junior Preferred Stock”).  The Series A Preferred Stock and any other series of Senior Preferred Stock shall rank senior to the Corporation’s common stock, par value $0.001 per share (“Common Stock”) and the Junior Preferred Stock with respect to dividend rights and rights upon liquidation, winding-up or dissolution.

1

3             Dividends and Other Distributions.

3.1           Accruing Dividends and Dividend Rate. From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of $0.08 per share shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Accruing Dividends”).  Accruing Dividends shall accrue from day to day and shall be cumulative. Such Accruing Dividends shall be payable quarterly in shares of the Corporation’s Common Stock (the “Dividend Shares”). Dividends paid in Dividend Shares shall be paid in a number of fully paid and non-assessable shares (rounded up to the nearest whole share) of Common Stock equal to the amount of interest payable divided by the Conversion Price then in effect.  Under and subject to the last sentence of this Section, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined above); provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend.

4.            Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

4.1           Preferential Payments to Holders of Series A Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock or Junior Preferred Stock by reason of their ownership thereof, an amount per share equal the Series A Original Issue Price (the “Series A Preference Amount”).  If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 4.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2

4.2          Distribution of Remaining Assets.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Junior Preferred Stock, if any, to the extent of their preference and thereafter among the holders of the shares of Common Stock, Series A Preferred Stock and any series of Preferred Stock entitled to participation rights, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Articles of Incorporation immediately prior to such liquidation, dissolution or winding up of the Corporation.  The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 4.1 and 4.2 is hereinafter referred to as the “Series A Liquidation Amount.”

4.3          Deemed Liquidation Events.

4.3.1       Definition.  Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Corporation at least five (5) days prior to the effective date of any such event:

(a)          a merger or consolidation in which

(i)          the Corporation is a constituent party or

(ii)         a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b)          the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

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4.3.2       Effecting a Deemed Liquidation Event.

(a)           The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 4.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 4.1 and 4.2., unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Corporation.

(b)           In the event of a Deemed Liquidation Event referred to in Subsection 4.3.1(a)(ii) or 4.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the Nevada Revised Statutes within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause; (ii) to require the redemption of such shares of Series A Preferred Stock, and (iii) if the holders of at least a majority of the then outstanding shares of Series A Preferred Stock so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Nevada law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders.  Prior to the distribution or redemption provided for in this Subsection 4.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

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4.3.3       Amount Deemed Paid or Distributed. If the amount deemed paid or distributed under this Subsection 3.3.3 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

(a)          For securities not subject to investment letters or other similar restrictions on free marketability,

(i)           if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirty (30) day period ending three (3) days prior to the closing of such transaction;

(ii)          if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the closing of such transaction; or

(iii)         if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(b)           The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

5.            Voting.

5.1          General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

5.2          Series A Preferred Stock Protective Provisions.  For so long as at least fifty percent (50%) of the number of shares of Series A Preferred Stock originally issued (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series A Preferred Stock) remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

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5.2.1        liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing, unless as a result of any Deemed Liquidation Event, the holders of the Series A Preferred Shares receive their full Series A Preference Amount, in which case no such consent shall be necessary;

5.2.2        amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock;

5.2.3        create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock other than shares of Common Stock or as otherwise permitted in Section 2 hereof, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock other than as permitted in Section 2 hereof;

5.2.4        enter into, create, incur, assume or suffer to exist any lien of any indebtedness for borrowed money of any kind in excess of $200,000, including but not limited to, a guarantee of indebtedness for borrowed money without first obtaining the approval of the holders of a majority of the Series A Preferred Stock, provided that this restriction shall not apply in the event that the holder is then in default under its funding obligations under that certain Note Purchase Agreement by and between the Company and the Holder dated June 12, 2014;

5.2.5        enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom without first obtaining the approval of the holders of a majority of the Series A Preferred Stock;

5.2.6        enter into any transaction that would result in the issuance of in excess of 10% of the Company’s then issued and outstanding shares of common stock without first obtaining the approval of the holders of a majority of the Series A Preferred Stock;

5.2.7        enter into any transaction resulting in the sale of any material assets of the Company; or

5.2.8        enter into any agreement with respect to any of the foregoing.

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6.            Optional Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

6.1          Right to Convert.

6.1.1        Conversion Ratio.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion.  The “Series A Conversion Price” shall initially be equal to $0.01664.   Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in Section 6.4 hereof and shall be subject to the limitation set forth in Section 5.1.3 hereof.

6.1.2        Termination of Conversion Rights.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

6.1.3        Limitation on Conversion. Each holder of Series A Preferred Stock shall not have the right to convert any portion of the Series A Preferred Stock pursuant to Section 6.1 hereof, to the extent that after giving effect to such conversion, the holder (together with the holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  For purposes of this Section 6.1.3, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Form 10-K, Form 10-Q or Form 8-K, as the case may be (y) a more recent public announcement by the Corporation or (z) any other notice by the Corporation or the transfer agent of the Corporation setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the holder, the Corporation shall within one business day confirm orally and in writing to the holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Corporation, the holder may increase or decrease the Maximum Percentage to a maximum of 9.99%; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation (unless such notice is provided prior to the initial issuance of such Series A Preferred Stock), and (ii) any such increase or decrease will apply only to the holder and not to any other holder of Series A Preferred Stock.

6.2          Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

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6.3          Mechanics of Conversion.

6.3.1        Notice of Conversion.  In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent for the Series A Preferred Stock) that such holder elects to convert all or any number of such holder’s shares of Series A Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent for the Series A Preferred Stock).  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued.  If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent for the Series A Preferred Stock) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 5.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series A Preferred Stock converted.

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6.3.2        Reservation of Shares.  Prior to, or as promptly following the issuance of the Series A Preferred Stock as it may do so, the Corporation shall amend its certificate of incorporation to increase the number of authorized shares of Common Stock and reserve a number of shares of Common Stock equal to at least 110% of the number of shares of Common Stock into which the issued Series A Preferred Stock are convertible at issuance.  At all times when the Series A Preferred Stock shall be outstanding, the Corporation shall take such corporate action as may be necessary to reserve and keep such number of shares available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation.  Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series A Conversion Price.

6.3.3        Effect of Conversion.  All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 6.2 and to receive payment of any dividends declared but unpaid thereon.   Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

6.3.4        Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 5.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

6.4         Adjustment for Stock Splits and Combinations.   If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

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6.5          Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(1)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

6.6          Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

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6.7           Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 4.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 6.5 or 6.6), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 6 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.  For the avoidance of doubt, nothing in this Subsection 6.7 shall be construed as preventing the holders of Series A Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the Nevada Revised Statutes in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 6.7 be deemed conclusive evidence of the fair value of the shares of Series A Preferred Stock in any such appraisal proceeding.

6.8           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 6, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

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6.9          Notice of Record Date.  In the event:

(a)           the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)           of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock.  Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

7.            Amendments and Waiver.  No provision of this Certificate of Designation may be amended, modified or waived except by an instrument in writing executed by the Corporation and the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class,  and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.  Any such written amendment, modification or waiver will be binding upon the Corporation and each holder of Series A Preferred Stock; provided, that no amendment, modification or waiver of the terms or relative priorities of the Series A Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders in accordance with this Section 6.

8.            Notices.  Any notice required or permitted by the provisions of this Certificate of Designation to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Nevada Revised Statutes, and shall be deemed sent upon such mailing or electronic transmission.

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9.            Transferability.

9.1           The Series A Preferred Stock constitutes “restricted securities” as such term is defined in Rule 144(a)(3) under the Act and may only be disposed of in compliance with U.S. federal securities laws and applicable state securities or “blue sky” laws.  Without limiting the generality of the foregoing, the Series A Preferred Stock may not be offered for sale, sold, transferred, assigned, pledged or otherwise distributed unless (A) subsequently registered thereunder, (B) holder shall have delivered to the Corporation an opinion of counsel reasonably acceptable to the Corporation, in a form generally acceptable to the Corporation, to the effect that such Series A Preferred Stock to be offered for sale, sold, transferred, assigned, pledged or otherwise distributed may be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to an exemption from such registration, or (C) holder provides the Corporation and its legal counsel with reasonable assurance that such Series A Preferred Stock can be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to Rule 144A promulgated under the Act;

9.2           So long as is required by this Section 9, the certificates or other instruments representing the Series A Preferred Stock shall bear any legends as required by applicable state securities or “blue sky” laws, in addition to the following restrictive legend (and that a stop-transfer order shall be placed against transfer of such certificates):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE CORPORATION.

9.3           The Corporation shall keep at its principal office, or at the offices of its Transfer Agent, a register of the Series A Preferred Stock.  Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation, at the request of the record holder of such certificate, shall execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

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10.           Lost or Mutilated Preferred Stock Certificate.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation shall, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

11.           Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

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EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of June 12, 2014, among CannLabs, Inc., a Nevada corporation (the “Company”), and each signatory hereto (each, a “Purchaser” and collectively, the “Purchasers”).

R E C I T A L S

WHEREAS, the Company and the Purchasers are parties to the Securities Purchase Agreement (the “Purchase Agreement”), dated  as of the date hereof, as such may be amended and supplemented from time to time;

WHEREAS, the Purchasers’ obligations under the Purchase Agreement are conditioned upon certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Purchasers and the Company desire to provide for the rights of registration under the Securities Act as are provided herein upon the execution and delivery of this Agreement by such Purchasers and the Company.

NOW, THEREFORE, in consideration of the promises, covenants and conditions set forth herein, the parties hereto hereby agree as follows:

1.     Registration Rights.

1.1      Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

(a)     “Closing Date” has the meaning ascribed to such term in the Purchase Agreement.

(b)     “Commission” means the United States Securities and Exchange Commission.

(c)     “Common Stock” means the Company’s common stock, par value $0.001 per share.

(d)     “Effectiveness Date” means the date that is one hundred twenty (120) days after the Trigger Date.

(e)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)      “Filing Date” means the date that is sixty (60) days after the Trigger Date.

(g)     “Purchaser” means any person owning Registrable Securities who becomes party to this Agreement by executing a counterpart signature page hereto, or other agreement in writing to be bound by the terms hereof, which is accepted by the Company.

(h)     The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(i)      “Registrable Securities” means any of the Shares or any securities issued or issuable as (or any securities issued or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares; provided, however, that Registrable Securities shall not include any securities of the Company that have previously been registered and remain subject to a currently effective registration statement or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Section 1 are not assigned, or which may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144.

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(j)      “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(k)     “Rule 415” means Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(l)      “Shares” means the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and the Common Stock purchase warrants issued to the Purchasers pursuant to the Purchase Agreement.

(m)    “Trigger Date” means the Closing Date.

1.2          Company Registration.

(a)     On or prior to the Filing Date, the Company shall prepare and file with the Commission a registration statement covering the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  The registration statement shall be on Form S-1 or, if the Company is so eligible, on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-1 or Form S-3, as the case may be, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by Purchasers holding an aggregate of at least 75% of the Registrable Securities on a fully diluted basis) substantially the “Plan of Distribution” attached hereto as Annex A.  The Company shall cause the registration statement to become effective and remain effective as provided herein.  The Company shall use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act as soon as possible and, in any event, by the Effectiveness Date.  The Company shall use its reasonable best efforts to keep the registration statement continuously effective under the Securities Act until all Registrable Securities covered by such registration statement have been sold, or may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, as determined by the counsel to the Company (the “Effectiveness Period”). Notwithstanding anything to the contrary set forth in this Section 1, in the event the Commission does not permit the Company to register all of the Registrable Securities in the initial registration statement referenced in this Section 1.2(a) because of the Commission’s application of Rule 415 (a “415 Notice”), the Company shall, within 5 days of receipt of the 415 Notice, register in the initial registration statement referenced in this Section 1.2(a) the maximum number of Registrable Securities as is permitted by the Commission; provided, however, that the Registrable Securities to be included in such initial registration statement or any subsequent registration statement shall be on a pro rata basis among the Purchasers. In the event the Commission does not permit the Company to register all of the Registrable Securities in the initial registration statement, the Company shall file subsequent registration statements to register the Registrable Securities that were not registered in the initial registration statement as promptly as practicable and in a manner permitted by the Commission. The Company shall prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective at all times during the Effectiveness Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement; provided, however, by 8:30 a.m. (New York time) on the Business Day immediately following each Effective Date, the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with sales pursuant to the applicable Registration Statement (whether or not such a prospectus is technically required by such rule). In the case of amendments and supplements to any Registration Statement which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

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(b)     In no event shall the Company include any securities other than the Registrable Securities on any registration statement without the prior written consent of the Purchaser. Until the Applicable Date (as defined below), the Company shall not file a registration statement for the resale by any of its security holders (other than the Purchasers) or enter into any agreement providing any registration rights to any of its security holders.  The term “Applicable Date” shall mean the first date on which the resale by the Purchasers of all Registrable Securities is covered by one or more effective Registration Statements (and each prospectus contained therein is available for use on such date).

(c)     If any registration statement is not declared effective by the Commission (or otherwise does not become effective) on or prior to its Effectiveness Date (any such failure or breach being referred to as an “Event,” and the date on which such Event occurs being referred to as the “Event Date”), then in addition to any other rights available to the Holders, for each thirty (30) day period following the Event Date until the applicable Event is cured, the Company shall issue to each Purchaser a number of additional shares of Common Stock, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock purchased in the Offering by such Holder for each thirty (30) day period following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the Commission pursuant to its authority with respect to Rule 415, and the Company registers at such time the maximum number of shares of Common Stock as permitted by the Commission.  The parties agree that the Company will not be liable for liquidated damages under this Section 1.2(b) in respect of the warrants purchased in the private placement or the shares of Common Stock issuable upon exercise of such warrants. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a thirty (30) day period prior to the cure of an Event.

(d)     The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this Section 1.2 for each Purchaser, including (without limitation) all registration, filing and qualification fees, printer’s fees, accounting fees and fees and disbursements of counsel for the Company, but excluding any brokerage or underwriting fees, discounts and commissions relating to Registrable Securities and fees and disbursements of counsel for the Purchasers.

(e)     If at any time during the Effectiveness Period there is not an effective registration statement covering all of the Registrable Securities, then the Company shall notify each Purchaser in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act, in connection with a public offering of shares of Common Stock (including, but not limited to, registration statements relating to secondary offerings of securities of the Company but excluding any registration statements (i) on Form S-4 or S-8 (or any successor or substantially similar form), or of any employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or a dividend reinvestment plan, (ii) otherwise relating to any employee, benefit plan or corporate reorganization or other transactions covered by Rule 145 promulgated under the Securities Act, (iii) on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the resale of the Registrable Securities. In the event an Purchaser desires to include in any such registration statement all or any part of the Registrable Securities held by such Purchaser, the Purchaser shall within ten (10) days after the above-described notice from the Company, so notify the Company in writing, including the number of such Registrable Securities such Purchaser wishes to include in such registration statement. If an Purchaser decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company such Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to the offering of the securities, all upon the terms and conditions set forth herein. If the Purchasers elect to cause the Company to include any of the Registrable Securities in a registration statement covering an underwritten offering of securities of the Company and the managing underwriter of the public offering advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in the registration statement, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such registration statement would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such registration statement (i) first, the number of shares of Common Stock that the holders of Registrable Securities propose to sell, and (ii) second, the number of shares of Common Stock proposed to be included by any other persons (including shares of Common Stock to be sold for the account of the Company) allocated among such persons in such matter as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

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(f)           Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the Purchasers, suspend sales under a registration statement after its effectiveness date and/or require that the Purchasers immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent registration statement if the financial statements included in such registration statement become ineligible for inclusion therein. The Company’s rights under this Section 1.2(f) may be exercised for a period of no more than 10 trading days in any twelve-month period. Immediately after the end of any suspension period under this Section 1.2(f), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable registration statement and the ability of the Purchasers to publicly resell their Registrable Securities pursuant to such effective registration statement.

1.3      Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)     Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and to keep such registration statement effective during the Effectiveness Period;

(b)     Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)     Furnish to the Purchasers such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them (provided that the Company would not be required to print such prospectuses if readily available to Purchasers from any electronic service, such as on the EDGAR filing database maintained at www.sec.gov);

(d)     Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities’ or blue sky laws of such jurisdictions as shall be reasonably requested by the Purchasers; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

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(e)     In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (each Purchaser participating in such underwriting shall also enter into and perform its obligations under such an agreement);

 (f)     Promptly notify each Purchaser holding Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, within one business day, (i) of the effectiveness of such registration statement, or (ii) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)     Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed; and

(h)     Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.4      Furnish Information.  It shall be a condition precedent to the Company’s obligations to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Purchaser that such Purchaser shall furnish to the Company such information regarding such Purchaser, the Registrable Securities held by such Purchaser, and the intended method of disposition of such securities in the form attached to this Agreement as Annex B, or as otherwise reasonably required by the Company or the managing underwriters, if any, to effect the registration of such Purchaser’s Registrable Securities.

1.5      Delay of Registration.  No Purchaser shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.6      Indemnification.

(a)     To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser, any underwriter (as defined in the Securities Act) for such Purchaser and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (collectively, the “Filings”), (ii) the omission or alleged omission to state in the Filings a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay any legal or other expenses reasonably incurred by any person to be indemnified pursuant to this Section 1.6(a) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Purchaser, underwriter or controlling person.

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(b)     To the extent permitted by law, each Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, any other Purchaser selling securities in such registration statement and any controlling person of any such underwriter or other Purchaser, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Purchaser expressly for use in connection with such registration; and each such Purchaser will pay any legal or other expenses reasonably incurred by any person to be indemnified pursuant to this Section 1.6(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld); provided, however, in no event shall any indemnity under this subsection 1.6(b) exceed the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)     Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

(d)     If the indemnification provided for in Sections 1.6(a) and (b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such loss, liability, claim or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall any Purchaser be required to contribute an amount in excess of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(e)     The obligations of the Company and Purchasers under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.7      Reports Under Securities Exchange Act.  With a view to making available the benefits of certain rules and regulations of the Commission, including Rule 144, that may at any time permit an Purchaser to sell securities of the Company to the public without registration or pursuant to a registration on Form S-1 or Form S-3, the Company agrees to:

(a)     make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Closing Date;

(b)     take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Purchasers to utilize Form S-1 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the registration statement is declared effective;

(c)     file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)     furnish to any Purchaser, so long as the Purchaser owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-1 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Purchaser of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

1.8      Transfer or Assignment of Registration Rights.  All or any portion of the rights under this Agreement shall be automatically assignable by each Purchaser to any transferee or assignee (as the case may be of all or a portion of such Purchaser’s Registrable Securities if: (i) such Purchaser agrees in writing with such transferee or assignee (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (as the case may be); (ii) the Company is, within a reasonable time after such transfer or assignment (as the case may be), furnished with written notice of (a) the name and address of such transferee or assignee (as the case may be), and (b) the securities with respect to which such registration rights are being transferred or assigned (as the case may be); (iii) immediately following such transfer or assignment (as the case may be) the further disposition of such securities by such transferee or assignee (as the case may be) is restricted under the 1933 Act or applicable state securities laws if so required; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence such transferee or assignee (as the case may be) agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer or assignment (as the case may be) shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement; and (vi) such transfer or assignment (as the case may be) shall have been conducted in accordance with all applicable federal and state securities laws.

2.    Miscellaneous.

2.1      Governing Law.  The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated only before a federal court located in the State of New York and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the registration of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

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2.2      WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY

2.3      Waivers and Amendments.  This Agreement may be terminated and any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Purchasers holding at least a majority of the Registrable Securities then outstanding (the “Majority Purchasers”).  Notwithstanding the foregoing, additional parties may be added as Purchasers under this Agreement, and the definition of Registrable Securities expanded, with the written consent of the Company and the Majority Purchasers.  No such amendment or waiver shall reduce the aforesaid percentage of the Registrable Securities, the holders of which are required to consent to any termination, amendment or waiver without the consent of the record holders of all of the Registrable Securities. Any termination, amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

2.4      Successors and Assigns.  Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

2.5      Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

2.6      Notices.  All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by overnight courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to an Purchaser, at such Purchaser’s address, facsimile number or electronic mail address set forth in the Company’s records, or at such other address, facsimile number or electronic mail address as such Purchaser may designate by ten (10) days’ advance written notice to the other parties hereto or (b) if to the Company, to its address, facsimile number or electronic mail address set forth on its signature page to this Agreement and directed to the attention of Joshua Bleak, President, or at such other address, facsimile number or electronic mail address as the Company may designate by ten (10) days’ advance written notice to the other parties hereto. All such notices and other communications shall be effective or deemed given upon delivery, on the date that is three (3) days following the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.

2.7      Interpretation.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

2.8      Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

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2.9      Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

2.10    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

2.11    Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, as of the date, month and year first set forth above.

“Company”

CANNLABS, INC.

By:	/s/ Steve Kilts
Name: Steve Kilts Title: President and Chief Operating Officer

Address for notice: 3888 E Mexico Ave Denver, CO 80210

[COMPANY SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

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IN WITNESS WHEREOF, the undersigned Purchaser has executed this Agreement as of the date, month and year that such Purchaser became the owner of Registrable Securities.

“Purchaser”
SB Dallas Investments I, LP

By:	/s/ Steven Solomon
Name: Steven B. Solomon
Title: Managing Member

Address:
2828 N. Harwood, Suite 1700
Dallas, TX 75201

Telephone:
Facsimile:

Email:

[PURCHASER COUNTERPART SIGNATURE PAGE TO
REGISTRATION RIGHTS AGREEMENT]

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Annex A
Plan of Distribution

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●☐☐	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●☐☐	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●☐☐	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●☐☐	an exchange distribution in accordance with the rules of the applicable exchange;

●☐☐	privately negotiated transactions;

●☐☐	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●☐☐	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●☐☐	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●☐☐	a combination of any such methods of sale; or

●☐☐	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

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Annex B
CANNLABS, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of CannLabs, Inc., a Nevada corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.           Name.

(a)           Full Legal Name of Selling Securityholder

(b)           Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)           Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.           Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

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3.           Broker-Dealer Status:

(a)           Are you a broker-dealer?

Yes	No

(b)           If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes	No

Note:                      If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)           Are you an affiliate of a broker-dealer?

Yes	No

(d)           If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes	No

Note:                      If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.  Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)           Type and Amount of other securities beneficially owned by the Selling Securityholder:

5.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

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The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name: Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

CannLabs, Inc.

Fax: (___) ___-____

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EXHIBIT C

FORM OF WARRANT

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NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CANNLABS, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No. 2014-1	Dated: June 12, 2014

CannLabs, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received, SB Dallas Investments I, LP or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of Twenty Million (20,000,000) shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company at an exercise price equal to $0.15 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and on or after the date hereof (the “Initial Exercise Date”) and through and including the Expiration Date (as defined below), and subject to the following terms and conditions.  This Warrant (this “Warrant”) is one of a  series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of June 12, 2014, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.”  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

1.           Certain Definitions.  In additional to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

   (a)           “Expiration Date” shall be the fifth (5th) anniversary of the Initial Exercise Date of this Warrant.

   (b)           “Warrant Share” is a share of the Company’s capital stock for which the Holder is entitled to subscribe for and purchase by exercising this Warrant.

2.           Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of record of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.           Registration of Transfers.  The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein.  Upon any such registration of transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

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4.           Exercise and Duration of Warrant.

   (a)           This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Initial Exercise Date and including the Expiration Date.  At 5:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

   (b)           A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5.           Delivery of Warrant Shares.

   (a)           Upon exercise of this Warrant, the Company shall promptly (but in no event later than two Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise or, if the Company is then a participant in the Deposit or Withdrawal at Custodian system at The Depository Trust Company and either (A) there is an effective registration statement permitting the resale of the Warrant Shares by the Holder (and the Holder provides the Company or the Company’s counsel with any reasonable requested certifications with respect to future sales of such Warrant Shares) or (B) the shares are eligible for resale by the Holder without the requirement for the Company to be in compliance with the current public information requirements pursuant to Rule 144, and otherwise without volume or manner-of-sale restriction or limitation pursuant to Rule 144, by crediting the account of the Holder’s prime broker.  The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

   (b)           This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares.  Upon request by the Holder following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

6.           Charges, Taxes and Expenses.  Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.           Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

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8.           Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments of Section 9, if any). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.  The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9.           Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

   (a)           Merger or Consolidation.

(i)            In case of any merger or consolidation of the Company with another corporation (other than a merger or consolidation with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding Common Stock issuable upon such exercise, and which is not subject to Section 9(a)(ii) below), this Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that the Holder of this Warrant, upon the exercise thereof, shall procure, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common Stock, had exercise of this Warrant occurred immediately prior to such reclassification, change, consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9(a). The provisions of this clause (i) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

(ii)           In the event of (i) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity) or (iii) the closing of the transfer (whether by merger, consolidation or otherwise) in one or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such transaction, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (any or all of such events referenced above being referred to hereafter as a “Fundamental Transaction”), unless provision is made in connection with such Fundamental Transaction for the assumption of this Warrant, or for the substitution of new like kind warrants, by the successor entity as a result of such Fundamental Transaction, with appropriate adjustment as to the number and kind of shares issuable upon exercise of the Warrant, and, if appropriate, the per share exercise price, so as to enable the Holder after such Fundamental Transaction to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that would have been received upon exercise or exchange of this Warrant immediately prior to such Fundamental Transaction, Holder shall be given at least fifteen (15) days prior written notice of such Fundamental Transaction and shall be permitted to exercise this Warrant during this fifteen (15) day period. Upon expiration of such fifteen (15) day period, this Warrant and all of Holder’s rights hereunder shall terminate.

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 (b)           Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.

 (c)           Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be adjusted proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares, as the case may be, shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

 (d)           Calculations.  All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.

 (e)           Notice of Corporate Events.  In the event (i) the Company shall take a record of the holders of the securities at the time receivable upon the exercise of this Warrant for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) of any capital reorganization of the Company, (iii) of any reclassification of the capital stock of the Company, (iv) of any Merger or (v) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, Merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of the securities at the time receivable upon the exercise of this Warrant shall be entitled to exchange such securities for the securities or other property deliverable upon such reorganization, reclassification, Merger, dissolution, liquidation or winding-up.  Such notice shall be mailed at least ten (10) days prior to the date therein specified.

10.           Payment of Exercise Price.  The Holder shall pay the Exercise Price in immediately available funds or via a cashless exercise pursuant to Section 11 hereof.

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11.           Cashless Exercise. Notwithstanding any provisions herein to the contrary, if at any time there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B
For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: the last closing trade price on the Trading Market as reported by Bloomberg, L.P. or the Trading Market.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

12.           Exercise Limitations. The Company shall not effect any exercise of this Warrant, and the  Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 4(b) or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (a) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (b) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 12, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 12 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 12, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 12 may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 12 shall continue to apply. Upon such a change by the Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 12 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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13.           Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

14.           Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

15.           Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholder services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

16.           Miscellaneous.

 (a)           The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

 (b)           Subject to the restrictions on transfer set forth on the first page hereof, this Warrant may be assigned by the Holder. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

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(c)           All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(d)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CANNLABS, INC.

By:	/s/ Steve Kilts
Name: Steve Kilts
Title: President and Chief Operating Officer

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FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To CannLabs, Inc.:

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by CannLabs, Inc., a Nevada corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

4.	Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

5.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated: ___________________, ______	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

ACKNOWLEDGED AND AGREED TO this ___ day of ___________, 20__ CANNLABS, INC.

By:
Name:
Title:

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FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase  ____________ shares of Common Stock of CannLabs, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of CannLabs, Inc. with full power of substitution in the premises.

Dated: _________________, ______

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

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